UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 1.01 and 9.01 of Form 8-K.

Item 1.01          Entry into a Material Definitive Agreement.

On February 28, 2017, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Robert W. Baird & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Canaccord Genuity Inc., FBR Capital Markets & Co., Jefferies LLC, KeyBanc Capital Markets Inc. and Scotia Capital (USA) Inc. (collectively, the “Sales Agents”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $300,000,000 of its common shares, no par value per share (the “Common Shares”), through the Sales Agents (the “ATM Program”).

Any Common Shares sold in the offering will be issued pursuant to a prospectus dated March 14, 2016, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017, in connection with one or more offerings of shares under the automatic shelf registration statement on Form S-3ASR (Registration No. 333-210174) filed with the SEC on March 14, 2016. Sales of Common Shares made pursuant to the Equity Distribution Agreement, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, directly on the New York Stock Exchange or sales made to or through a market maker, or, if agreed by the Company and the Sales Agents, by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company intends to use the net proceeds from these sales, if any, for general corporate purposes, which may include, among other things, acquisitions of additional properties, the repayment of borrowings under its $540 million revolving credit facility, capital expenditures, the expansion, redevelopment and/or improvement of properties in its portfolio, working capital and other general purposes, including debt repayment.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Shares in the Equity Distribution Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. A copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the foregoing description of the material terms of the Equity Distribution Agreement in this Item 1.01 are qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.  The legal opinion relating to the Common Shares is filed as Exhibit 5.1 hereto.

From time to time, the Company has had customary commercial and/or investment banking relationships with the Sales Agents and/or certain of their affiliates.

In connection with the implementation of the ATM Program, the Company has terminated its existing written trading plan established under the Company’s $475 million share repurchase program.  The written trading plan provided for share repurchases in open market transactions and was intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The current repurchase program, which will end in July 2017 if not terminated earlier, remains available for the Company to utilize depending on prevailing market conditions and other factors.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

1.1
Equity Distribution Agreement, dated February 28, 2017, by and among the Company, Robert W. Baird & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Canaccord Genuity Inc., FBR Capital Markets & Co., Jefferies LLC, KeyBanc Capital Markets Inc. and Scotia Capital (USA) Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight President and Chief Executive Officer

February 28, 2017